1ST CONSTITUTION BANCORP
P.O. Box 634
2650 Route 130 North
Cranbury, New Jersey  08512

To Our Shareholders:

                 You are cordially invited to attend the Annual Meeting (the “Annual Meeting”) of Shareholders of 1st Constitution Bancorp (the “Company”) to be held on Thursday, May 15, 2003 at 4:00 p.m. Eastern Time, at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey.

                 At the Annual Meeting, shareholders will be asked to consider and vote upon the following matters:

(1)	The election of one Director to the Company’s Board of Directors;

(2)	The ratification of the selection of KPMG LLP as independent auditor of the Company for the 2003 fiscal year; and

(3)	The conduct of other business if properly raised.

                 The Board of Directors of the Company believes that the election of the nominee and the proposal being submitted to the shareholders are in the best interest of the Company and its shareholders and urges you to vote in favor of the nominee and the proposal.

Cranbury, New Jersey March 27, 2003	Very truly yours, Robert F. Mangano President and Chief Executive Officer

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A STAMPED SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE

1ST CONSTITUTION BANCORP
P.O. Box 634
2650 Route 130 North
Cranbury, New Jersey  08512

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD THURSDAY, MAY 15, 2003

                  Notice is hereby given that the Annual Meeting (the “Annual Meeting”) of Shareholders of 1st Constitution Bancorp (the “Company”) will be held at 4:00 p.m. Eastern Time on Thursday, May 15, 2003, at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey, for the purpose of considering and voting upon the following matters:

(1)	The election of one Director to the Company’s Board of Directors;

(2)	The ratification of the selection of KPMG LLP as independent auditor of the Company for the 2003 fiscal year; and

(3)	The conduct of other business if properly raised.

Shareholders of record at the close of business on March 17, 2003 are entitled to notice of and to vote at the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, it is suggested that the enclosed Proxy be executed and returned to the Company. You may revoke your Proxy at any time prior to the exercise of the Proxy by delivering to the Company a later Proxy or by delivering a written notice of revocation to the Company.

BY ORDER OF THE BOARD OF DIRECTORS Robert F. Mangano President and Chief Executive Officer

IMPORTANT-PLEASE MAIL YOUR PROXY PROMPTLY

                 You are urged to sign and return the enclosed white proxy card to the Company promptly in the envelope provided so that there may be sufficient representation at the Annual Meeting.

                 The date of this Proxy Statement is March  27, 2003.

1ST CONSTITUTION BANCORP
P.O. Box 634
2650 Route 130 North
Cranbury, New Jersey  08512

PROXY STATEMENT FOR ANNUAL MEETING
OF SHAREHOLDERS TO BE HELD ON MAY 15, 2003

GENERAL PROXY STATEMENT INFORMATION

                  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for use in the Company’s Annual Meeting to be held on May 15, 2003, at 4:00 p.m. Eastern Time, at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey (the “Annual Meeting”).

                 The first date on which this Proxy Statement and the enclosed form of Proxy are being sent to the shareholders of the Company is on or about March  27, 2003.

                  1st Constitution Bank is a subsidiary of the Company and is sometimes referred to as the “Bank”.

Outstanding Securities and Voting Rights

                  The close of business of the Company (5:00 p.m. Eastern Time) on March 17, 2003, has been fixed by the Board of Directors as the record date and hour for determining shareholders entitled to notice of and to vote at the Annual Meeting (the “Record Date”). Only shareholders of record as of that date and hour will be entitled to notice of, and to vote at, the Annual Meeting.

                  On the Record Date, 1,489,367 shares of Common Shares of the Company (“Company Common Stock”) were issued and outstanding and eligible to be voted at the Annual Meeting. Each share of Company Common Stock is entitled to one vote per share at the Annual Meeting. There are no other outstanding voting securities of the Company other than the Company Common Stock.

                 If the white proxy card is properly signed by a shareholder and is not revoked, the shares represented thereby will be voted at the Annual Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) “FOR” the election of one director named below; (b) “FOR” the ratification of the selection of KPMG LLP as the Company’s independent auditors for the fiscal year ending December 31, 2003; and (c) in connection with the conduct of other business if properly raised, in accordance with the judgment of the person or persons voting the proxy. If the nominee for director is unable to serve or for good cause will not serve, an event that is not anticipated by the Company, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors. Should any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their discretion, unless the shareholder otherwise specifies in the Proxy.

                 At the Annual Meeting, the affirmative vote of a plurality of the votes cast is required to elect a director and the affirmative vote of a majority of the votes cast is required to ratify the selection of KPMG LLP as independent auditor of the Company for the 2003 fiscal year. Election inspectors appointed for the meeting will tabulate the votes cast by proxy or in person at the meeting. The election inspectors will determine whether or not a quorum is present. Votes will NOT be considered cast if the shares are not voted for any reason, including an abstention indicated as such on a written proxy or ballot, directions are given in a written proxy to withhold votes, or if the votes are withheld by a broker.

Revocability of Proxies

                 Any shareholder giving a Proxy has the right to attend and vote at the Annual Meeting in person. A Proxy may be revoked prior to the Annual Meeting by sending written notice of revocation or a duly executed Proxy bearing a later date to the Company at 2650 Route 130 North, Cranbury, New Jersey 08512, Attention: Corporate Secretary. A Proxy may be revoked at the Annual Meeting by filing written notice of such revocation with the Secretary of the Annual Meeting prior to the voting of such Proxy.

Solicitation of Proxies

                 This proxy solicitation is being made by the Board. The cost of the solicitation will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone, facsimile, email, or telegraph by officers, Directors and employees of the Company, who will not be specially compensated for such solicitation activities. The Company may retain a proxy-soliciting firm to assist it in solicting proxies. If so, the Company would pay the proxy-soliciting firm a fee and reimburse it for certain out-of-pocket expenses. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries for forwarding solicitation materials to the beneficial owners of Common Stock held of record by such persons and the Company will reimburse such persons for their reasonable expenses incurred in forwarding the materials.

ELECTION OF DIRECTORS

                 The Company’s Board of Directors is divided into three separate classes of directors, designated as Class I, Class II, and Class III. The Director in Class I is serving for an initial term of one year which expires at the Annual Meeting; Directors in Class II are serving an initial term of two years which expires in 2004; Directors in Class III are serving for an initial term of three years, which expires in 2005, and in each case until their successors shall be duly elected and qualified. At each annual meeting of shareholders, one class of directors will be elected for terms of three years to succeed those directors in the class whose terms then expire. The only Director nominated for election at the Annual Meeting is the sole Director in Class I—Charles S. Crow, III.

                 The number of nominees was determined by the Board of Directors pursuant to the Company’s By-Laws. If, for any reason, the nominee becomes unavailable for election or service on the Board, the proxy solicited by the Board will be voted for such substituted nominee as is selected by the Board or the size of the Board may be reduced. The Board believes that the named nominee is available, and, if elected, will be able to serve.

DIRECTORS AND EXECUTIVE OFFICERS

        The following table sets forth the names and ages of (i) the nominee for election to Director, (ii) the Directors whose terms extend beyond 2003, and (iii) the executive officer of the Company who does not also serve as Director of the Company, the other positions and offices presently held by such persons with the Company, if any, the period during which such persons have served on the Board of Directors of the Company, the expiration of the individuals terms as Director, and the principal occupations and employment of the individuals during the past five years.

CLASS NOMINATED FOR ELECTION AT 2003 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	Expiration of Term	Principal Occupation

Charles S. Crow, III	53	I	1999	2003	Attorney, Crow & Associates,
					Princeton, New Jersey

DIRECTORS WHOSE TERMS EXTEND BEYOND THE 2003 ANNUAL MEETING

Name and Position with the Company, if any	Age	Class	Director Since	Expiration of Term	Principal Occupation

Edward D. Knapp, Director,	68	III	1999	2005	Chairman of the Board and
Chairman of the Board					Loan Review Officer of 1st
					Constitution Bank/Cranbury,
					New Jersey

Robert F. Mangano, Director,	57	III	1999	2005	President and Chief Executive
President and Chief					Officer, 1st Constitution
Executive Officer					Bank/Cranbury, New Jersey

William M. Rue, Director	55	II	1999	2004	President, Rue
					Insurance/Trenton, New Jersey

Frank E . Walsh, III, Director	35	II	1999	2004	Vice President, Jupiter Capital
					Management/Morristown,
					New Jersey

EXECUTIVE OFFICER

Name and Position with the Company	Age	Principal Occupation

Joseph M. Reardon	50	Senior Vice President and Treasurer
Senior Vice President and Treasurer		1st Constitution Bank/Cranbury, New Jersey

Directors

                 Set forth below is the name of, and certain biographical information regarding, the directors of the Company.

                 Charles S. Crow, III is a partner in the law firm of Crow & Associates in Princeton, New Jersey. From January 1, 1992 to November 30, 1998, he was a partner in the law firm of Crow & Tartanella in Somerset, New Jersey.

                 Edward D. Knapp is the Chairman of the Board of the Company and the Board of the Bank since 1995. He is the Loan Review Officer of the Bank. He is the retired President and Chief Executive Officer of First Fidelity Bank, N.A., New Jersey. He began his career at First Fidelity in 1956, was elected its president in 1978, and retired in 1990.

                 Robert F. Mangano is the President and Chief Executive Officer of the Company and of the Bank. Prior to joining the Bank in 1996, Mr. Mangano was President and Chief Executive Officer of Urban National Bank, a community bank in the northern part of New Jersey for a period of three years and a Senior Vice President of another bank for one year. Prior to that he held a senior position with the Midlantic Corporation for 21 years. He is a Director of the Englewood Hospital Medical Center and serves as Vice Chairman of the Board of the Hospital. Mr. Mangano is on the Executive Board of the George Washington Council of the Boy Scouts of America and has served as Treasurer of the John Harms Theater.

                 William M. Rue is President of Rue Insurance in Trenton, New Jersey. He is also a director of Selective Insurance Group. He has been a Chartered Property Casualty Underwriter since 1972 and an Associate in Risk Management since 1994. Mr. Rue also serves as a trustee of Rider University and a director of the Robert Wood Johnson University Hospital at Hamilton. He is a member of the Cranbury Township Zoning Board of Adjustment.

                 Frank E. Walsh, III has been a Vice President of Jupiter Capital Management based in Morristown, New Jersey, since 1991. Jupiter, and its affiliated entities, make investments across numerous asset classes for their clients. Prior to joining Jupiter, Mr. Walsh was an analyst for Kidder Peabody, Inc., in New York City. Mr. Walsh serves as a director for several other charitable and for-profit boards.

                 No Director of the Company is also a director of any company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

                  All of the above directors of the Company also serve as directors of the Bank.

Executive Officer

                  Set forth below is the name of, and certain biographical information regarding, an executive officer of the Company who does not serve as a director of the Company.

                  Joseph M. Reardon is the Senior Vice President and Treasurer of the Company and the Bank. Prior to joining the Bank in May 2000, Mr. Reardon held financial executive positions with a number of firms including most recently 13 years with B.M.J. Financial Corp., a bank holding company ending in April 1997. Mr. Reardon briefly retired from April 1997 to April 1998. He came out of retirement to act as chief financial officer of the New Jersey State Aquarium at Camden, a position he held until April 2000.

Board Meetings; Committees of the Board

                 The Board held 8 meetings during 2002. The Company does not have a Nominating Committee or Compensation Committee. Pursuant to the Company’s by-laws, nominations for the election of directors may be made by the Board, by a committee appointed by the Board or by any shareholder entitled to vote in the election of directors generally. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a shareholders’ meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Company not later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to the shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to make the nominations and of the person or persons to be nominated; (b) each nominee’s age and principal occupation or employment; (c) the number of shares of equity securities of the Company beneficially owned by each nominee; (d) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (e) a description of all arrangements or understandings between the shareholders and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (f) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (g) the consent of each nominee to serve as a director of the Company if so elected. A shareholder who does not comply with the foregoing procedures may be precluded from nominating a candidate for election as a director at a meeting of shareholders.

During 2002, the Company appointed an Audit Committee, which held 3 meetings in 2002.

Each Director attended at least 75% of all meetings of the Board and all committees to which he was assigned. There are no other standing committees of the Board of Directors.

Audit Committee. The Audit Committee periodically reviews the Company’s auditing practices and procedures and makes recommendations to management or to the Board of Directors as to any changes to such practices and procedures deemed necessary from time to time to comply with applicable auditing rules, regulations and practices and recommends independent auditors for the Company.

Members of the Audit Committee: Charles S. Crow, III, William M. Rue and Frank E. Walsh, III.

Director Compensation

                  Directors of the Company do not receive compensation for Board and/or committee service. However, each Director of the Company is a Director of the Bank. During 2002, the Board of Directors of the Bank held eleven meetings (eight of which included a meeting of the Board of the Company). The only committee of the Board of the Company is the Audit Committee, which met together with the Board of the Bank Audit Committee three times during 2002. All non-employee directors of the Company are members of the Audit Committee of the Company. The Human Resources Committee of the Bank held three meetings during 2002 which included the committee administering the Company’s Employee Stock Option and Restricted Stock Plan (the “Plan”), which is comprised of the non-employee Directors of the Company, for the purposes of administering the Plan and the consideration of compensation of Company personnel. During 2002, non-employee directors of the Bank were compensated for services rendered in that capacity at the rate of $300 per Bank Board meeting and $300 per Bank Board committee meeting attended. During 2002, the Company granted 525 shares of Restricted Stock to Edward D. Knapp, Chairman of the Board of the Company and the Bank, subject to vesting based on continued service and adjusted for the stock dividend declared on December 19, 2002.

STOCK OWNERSHIP OF MANAGEMENT
AND PRINCIPAL SHAREHOLDERS

                  The following table sets forth information concerning the beneficial ownership of the Company Common Stock as of March 17, 2003 by each Director/nominee, by the Company’s named executive officers, by all Directors and Executive Officers as a group, and by any individual or group owning 5% or more of the Company Common Stock. Except as set forth in the table, the Company knows of no person or group that beneficially owns 5% or more of the Company Common Stock. Unless otherwise specified, all persons listed below have sole voting and investment power with respect to their shares of Company Common Stock.

Names of Beneficial Owner	Number of Shares Beneficially Owned (a)		Percent of Stock

Charles S. Crow, III	6,455	(b)	*
Edward D. Knapp	27,307	(c)	1.8%
Robert F. Mangano	74,130	(d)	4.8%
William M. Rue, C.P.C.U.	42,171	(e)	2.8%
Frank E. Walsh, III	69,549	(f)	4.7%
Joseph M. Reardon	848	(g)	*
All Directors and Executives Officers of the	220,468	(h)	12.9%
Company as a Group (6 Persons)

5% Shareholders
Greater Community Bancorp	112,595	(i)	7.6%
55 Union Boulevard
Totowa, New Jersey 07512

_________________
*     Less than one percent

(a)

The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial interest” set forth in the regulations of the Securities and Exchange Commission and, accordingly, may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as the individual, as well as other securities as to which the individual has or shares voting investment power. Beneficial ownership may be disclaimed as to some of the shares. A person is also deemed to beneficially own shares of Company Common Stock which such person does not own but has a right to acquire presently or within the next sixty days.

(b)

Includes options to purchase 2,982 shares of Company Common Stock, 1,274 shares of Company Common Stock held by Crow & Associates Profit Sharing Plan and 1,274 shares of Company Common Stock held by Crow Family Associates LLC.

(c)

(i) Includes 5,579 shares of Company Common Stock held by Mr. Knapp’s wife, options to purchase 6,077 shares of Company Common Stock, of which 4,861 are currently exercisable and included in the table, and a grant of 1,575 shares of Restricted Stock, of which 925 have vested and are included in the table, the balance is subject to vesting based on continued service, and (ii) excludes 500 shares of restricted stock granted December 19, 2002, subject to vesting over 4 years.

(d)

Mr. Mangano owns 22,381 shares directly. The amount in the table also includes options to purchase 56,611 shares of Company Common Stock and excludes options to acquire 4,862 shares of Company Common Stock that are not currently exercisable.

(e)	Includes options to purchase 2,982 shares of Company Common Stock.

(f)

Includes 65,271 shares of Company Common Stock owned by Waterville Partners, L.P., over which Mr. Walsh may be deemed to have beneficial ownership and includes options to purchase 2,982 shares of Company Common Stock.

(g)

Mr. Reardon owns 507 shares directly. The amount in the table also includes options to purchase 2,704 shares of Company Common Stock and excludes options to acquire 2,363 shares of Company Common Stock that are not currently exercisable and grants of 800 shares of Restricted Stock of which 131 shares have vested and are included in the table. The balance is subject to vesting based on continued service.

(h)	Includes options to purchase 65,897 shares of Company Common Stock.

(i)	Information derived from Schedule 13D filed by such person on February 18, 2003.

      * less than 1%

EXECUTIVE COMPENSATION

                 The following table is a summary of certain information concerning compensation during the last three fiscal years paid to the Company’s named executive officers (the only executive officers of the Company whose total cash compensation exceeded $100,000).

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long Term Compensation
			Awards			Payouts

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Stock Option Grants (#)	Other Compensation ($)

Robert F. Mangano, President and	2002	240,000	110,000	11,150(1)	29,211(2)	--	5,500(3)
Chief Executive Officer	2001	220,000	110,000	11,085(1)	--	--	5,250(3)
	2000	200,000	74,000	11,032(1)	--	--	5,250(3)

Joseph M. Reardon,	2002	103,132	17,000	--	8,358(2)	1,575	2,530(3)
Senior Vice President and	2001	87,521	10,000	--	5,103(2)	551	1,340(3)
Treasurer	2000	50,668	4,000	--	1,260(2)	578	--

(1)	Includes the value of life insurance in excess of $50,000 and an annuity contract.

(2)	Subject to a vesting schedule of 25% each year over 4 years.

(3)	Represents Company contribution under 401(k) Plan.

Stock Option Grants in 2002

        The following table shows all stock option grants during 2002 to the named executive officers and the potential value of options granted during 2002. The Company did not use SARs as compensation in 2002.

	Stock Option Grants/SARs in Last Fiscal Year

Name	Number of Securities Underlying Options/SARs Granted(#)	% of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date

Joseph M. Reardon	1,575	31	23.48	December 18, 2012

Aggregated Option Exercises in 2002 and Year-End Option Value

        The following table shows options exercised, if any, during 2002, and the value of unexercised options held at year-end 2002, by the named executive officers. The Company did not use SARs as compensation in 2002.

	Aggregated Option/SAR Exercises In Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/SARs at FY-End ($) Exercisable Unexercisable

Robert F. Mangano	5,000	75,800	51,749/4,862	1,547,295/145,374
Joseph M. Reardon	--	--	341/2,363	10,196/70,654

Employment Agreements

                  The Company entered into a three-year employment agreement with Mr. Mangano, its President and Chief Executive Officer, dated as of April 22, 1999 (the “Employment Agreement”). The term of the employment agreement is subject to automatic one year extensions unless terminated. The Employment Agreement provides for a base salary of $180,000 per annum or such higher rate as the Board may establish. Pursuant to the Employment Agreement, Mr. Mangano received a base salary of $240,000 for services provided in 2002. The Employment Agreement provides for: (i) participation by Mr. Mangano in the Company’s stock option plans, (ii) the creation of a bonus plan for Mr. Mangano, and (iii) participation in the Company’s employee benefit plans. The Employment Agreement may be terminated in the event of the death or disability (as defined in the Employment Agreement) of Mr. Mangano or for just cause (as defined in the Employment Agreement). The Employment Agreement provides for the payment of certain amounts to Mr. Mangano upon a change of control of the Company, as more fully described in such agreement. Mr. Mangano is subject to a covenant not to compete for one year following the termination of his employment with the Company.

Stock Option Plans

                (a)  Key Employee Plan and 1996 Stock Option Plan

                  The Bank’s 1990 Employee Stock Option Plan for Key Employees, as amended (the “Key Employee Plan”), was adopted by the Board of the Bank and approved by the shareholders of the Bank in March 1990. The Bank’s 1996 Employee Stock Option Plan (the “Stock Option Plan”) was adopted by the Board and approved by the shareholders in March 1997. In 1999, as part of the formation of the Company as a holding company for the Bank, the Key Employee Plan and the Stock Option Plan (collectively, the “Option Plans”) were each amended so that no further grants may be made thereunder, and each option to purchase one share of Bank Common Stock was converted into an option to purchase one share of Company Common Stock, and such plans were thereafter administered by a committee of the Board of Directors of the Company rather than a committee of the Board of Directors of the Bank.

                  As of the date of this Proxy Statement, options for 33,901 shares (as adjusted for all stock dividends) were outstanding under the Key Employee Plan, and options for 2,579 shares (as adjusted for all stock dividends) were outstanding under the Stock Option Plan.

                (b)  Employee Stock Option Plan

                  The Employee Stock Option and Restricted Stock Plan (the “Plan”) was adopted by the Board of the Company and approved by the shareholders in April 2000. Under the Plan, the Company may issue stock options (“Options”) for up to 220,500 shares of its Common Stock (“Shares”) to eligible employees, independent contractors, agents and consultants of the Company and its subsidiaries, but excluding non-employee directors of the Company, to aid in attracting and retaining employees, independent contractors, agents and consultants, and to closely align their interests with those of shareholders. The Company may also issue shares of Company Common Stock under the Plan (the “Restricted Stock”) as a bonus to any employee for such consideration as determined by the committee in accordance with applicable laws.

                  The Plan is administered by a committee of the Board of the Company, which consists of all members of the Board who are not eligible to receive options under the Plan and who are outside directors. The committee determines the terms of each grant under the Plan. Under the Plan, the option price must equal the fair market value of the Company Common Stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of Company Common Stock covered by the Plan, and the amount and option price for each outstanding option shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company Common Stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

                  As of the date of this Proxy Statement, options for 10,378 shares (as adjusted for all stock dividends) were outstanding under the Plan and 9,027 shares of Restricted Stock, subject to vesting based on continued service, have been granted under the Plan.

                (c)  Directors Plan

                  The Board has adopted a Directors Stock Option and Restricted Stock Plan for nonemployee directors (the “Directors Plan”). The Directors Plan provides for options to purchase a total of not more than 57,881 shares of Company Common Stock by nonemployee directors of the Company and its subsidiaries, including the Bank. As of the date of this Proxy Statement, options for 27,812 shares (as adjusted for all stock dividends) were outstanding under the Directors Plan.

                  The Directors Plan is administered by a committee of the Board of the Company, comprised of two members of the Board who are outside directors, which determines the terms of each grant under such Directors Plan. Under the Directors Plan, the option price must equal the fair market value of the Company Common Stock at the time of grant, and the term of any option cannot exceed 10 years from the date of the grant. The number of shares of Company Common Stock covered by the Directors Plan, and the amount and option price for each outstanding option shall be proportionally adjusted for any increase or decrease in the number of issued shares of Company Common Stock resulting from the subdivision or consolidation of shares or the payment of a stock dividend or any other increase or decrease in the number of shares effected without receipt of consideration by the Company.

Supplemental Executive Retirement Plan

        The Company adopted the 1st Constitution Bancorp Supplemental Executive Retirement Plan (the “SERP”) effective as of September 4, 2002. Under the terms of the SERP, a committee (the “Committee”) of the Company’s Board of Directors is authorized to select executives of the Company and the Bank for participation therein. The current participants who are executive officers are Messrs. Mangano and Reardon.

        Under the terms of the SERP, participants earn the right to an annual nonqualified pension benefit to be paid following termination of employment, subject to a vesting schedule. The SERP benefit is generally equal to their final base compensation, multiplied by a multiplier percentage selected for such participant by the Committee. The multiplier percentages for Messrs. Mangano and Reardon are 50% and 25%, respectively. Final base compensation is generally equal to the participant’s highest annual rate of base compensation in effect during the twelve month period prior to termination of employment. In the event that a participant terminates employment prior to age 65 (for reasons other than disability, death or change of control (as defined in the SERP)), then the SERP benefit is reduced by five percent (5%) for each full or partial year by which the participant’s termination date precedes his or her attainment of age 65.

        A participant’s SERP benefit is further subject to a vesting schedule. The vesting schedule generally provides that for each full year of service with the Company or the Bank (including years of service prior to the implementation of the SERP), the participant earns ten percent (10%) of vesting credit. For example, a participant who has six full years of service will be 60% vested in his or her SERP benefit. A participant will become fully vested, however, in the event of the occurrence of his or her death or disability while employed by the Company or the Bank, or upon the occurrence of a change of control (as defined in the SERP). A participant will also automatically become fully vested upon attainment of age 65, if employed on that date. Forfeiture of all rights to the SERP benefit would occur upon termination for cause (as defined in the SERP).

        In the event that a participant commences receipt of his or her SERP benefit following age 65 (or following a change of control), the participant will be entitled to a lifetime annuity with a 15 year minimum guaranteed payout period, or the actuarial equivalent thereof. For payments commencing prior to age 65 (assuming no change of control), the participant will be entitled to a 15 year guarantee payout (but without a life annuity), or the actuarial equivalent thereof. In the event of termination of employment as a result of disability, the participant will be entitled to his or her SERP benefit commencing at age 65, unreduced for early retirement, in the form of a lifetime annuity with a 15 year minimum guaranteed payout period. For terminations following a change of control, the SERP benefit will be paid at age 65 or at any time following termination of employment (at the election of the participant), with a five percent (5%) reduction for each year (or portion thereof) by which the commencement date precedes the participant’s 65th birthday.

Directors’ Deferral Plan

        The Company adopted the 1st Constitution Bancorp Directors’ Deferral Plan (the “Directors’ Deferral Plan”) effective as of September 4, 2002. Under the terms of the Directors’ Deferral Plan, members of the Board of Directors of the Company and/or the Bank who are not current employees may voluntarily elect to defer receipt of some or all of the directors’ fees and retainer amounts that would otherwise be payable to them.

        Amounts that are deferred under the Directors’ Deferral Plan will be credited with an interest component calculated in one of two ways. A participating Director must choose which calculation methodology will apply for a given year, and must make the choice prior to the commencement of such year. The first interest rate component is equal to the prime rate, determined as of the first business day of the given calendar year (except for the 2002 year, for which the rate was determined as of the effective date). The second interest rate component is equal to the performance of the Company’s common stock during the course of the year (determined by averaging the closing prices of the Company’s common stock for each business day during the year), except that for this component there are certain minimum and maximum crediting rates, with such rates being four percent (4%) and twelve percent (12%) respectively.

        Amounts paid under the Directors’ Deferral Plan will be paid in cash only. Amounts paid under the Directors’ Deferral Plan will be paid either in the form of a single lump sum, or in installments over a period of ten years, commencing following termination of service as a Director. The Directors’ Deferral Plan also provides for payment in the form of a single lump sum in the event of the death of a Director, and further provides for limited ability to receive payment prior to termination of service in the event of an unforeseeable emergency. Furthermore, in the event of a change of control of the Company (as defined in the Directors’ Deferral Plan), the Directors’ Deferral Plan will terminate automatically and all amounts credited thereunder will be distributed in the form of single lump sums to the participants or their beneficiaries. During 2002, no Directors of the Company participated in the Directors’ Deferral Plan.

Agreement for Consulting Services

        The Company entered into an Agreement for Consulting Services (the “Agreement”) with Edward D. Knapp, as of September 4, 2002, to be effective upon his retirement. Under the terms of the Agreement, the Company has agreed to pay Mr. Knapp an annual sum equal to fifty percent of his highest base salary (including any base salary paid by the Bank) in effect during the final year of his employment with the Company. Under the Agreement, the annual amount will be paid ratably on a monthly basis for a total of ten years, in exchange for Mr. Knapp’s agreeing to provide limited consulting services to the senior management team and to the Boards of Directors as requested. In addition, Mr. Knapp has agreed to not compete (as an employee, owner, director or otherwise) with the Company (without consent) during the term of the Agreement. Payments would cease in the event that Mr. Knapp’s arrangement were terminated for cause, or if an applicable regulatory agency were to require such termination or cessation or if failure to terminate or cease such payment would subject the Company or its subsidiaries, officers or directors to sanctions.

    Mr.  Knapp has the authority under the Agreement to defer receipt of payment of the consulting payments that he earns under the Agreement. In addition, in the event that Mr. Knapp were to die prior to the end of the ten year term of the Agreement, then all remaining payments to be made under the Agreement will be discounted to present value (using a current U.S. Treasury rate) and paid to his designated beneficiary.

Executive Life Insurance Agreements

        The Bank entered into a life insurance arrangement with several executives in 2002. Under the terms of the individual life insurance agreements (the “Agreements”), the covered employees obtain current life insurance protection while employed, and cash value accumulates under the underlying policies. In the event that a covered employee terminates employment with the Bank, then coverage and all rights of the employee under the Agreement and the policies ceases, unless the employee had both attained age 60 and completed ten years of service with the Bank (including years of service prior to implementation of the Agreements) at the time of termination of employment, in which case coverage will remain in effect until death. In addition, in the event of a change of control (as defined in the Agreements) prior to termination of employment, coverage will remain in effect until death. Coverage would cease in the event of termination of employment for cause (as defined in the Agreements). The Bank pays all premiums with respect to the policies.

        The Bank owns the policies and all cash values thereunder. Upon the death of the covered employee, if the Agreement is still in effect, the death proceeds will be used by the Bank to pay to the insured’s beneficiary an amount equal to three times the covered employee’s base annual salary (not including bonus or other forms of compensation) in effect at the time of his or her death or retirement, minus amounts payable by reason of any other group term insurance coverage provide by the Bank. The Bank is entitled to all other amounts payable under the policies. During 2002 Messrs. Mangano and Reardon were parties to these agreements.

Directors’ Insurance Plan

        The Company adopted the 1st Constitution Bancorp Directors’ Insurance Plan (the “Directors’ Insurance Plan”) effective as of October 1, 2002. The Directors’ Insurance Plan covers all individuals who were members of the Board of Directors of the Company or of the Bank (who were not also employees of the Company or the Bank) on the effective date. Thereafter, members of the Board of Directors of the Company or of the Bank shall become participants in the Directors’ Insurance Plan after completion of ten years of service as a member of the applicable Board of Directors (provided that they are not then employed by the Company or the Bank).

        Under the Directors’ Insurance Plan, a covered individual is provided with term insurance coverage in the amount of one hundred thousand dollars. Coverage will remain in effect even if the individual’s service as a member of the Board of Directors ceases.

        The Company pays all premiums due under the Directors’ Insurance Plan, and has all ownership rights to the policies and all cash values thereunder.

        The Directors’ Insurance Plan may be terminated at any time, except that termination may not occur without the consent of an affected Director following a change of control (as defined in the “Directors’ Insurance Plan”). The Directors’ Insurance Plan may be terminated or suspended (in whole or in part) nevertheless at any time if failure to terminate or suspend the Plan would subject the Company, its officers or directors to sanctions by a regulatory agency.

Section 16(a) Beneficial Ownership Reporting Compliance

              Section 16(a)  of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (“SEC”). Based on a review of the copies of reports furnished to the Company, the Company believes that during the year ended December 31, 2002 all filing requirements applicable to its officers, directors and 10% beneficial owners were met.

Certain Transactions with Management

                  The Company, through its subsidiary the Bank, has had, and expects in the future to have, banking transactions in the ordinary course of business with its directors and executive officers (and their associates) on substantially the same terms as those prevailing for comparable transactions with others. William M. Rue, a director of the Company and the Bank and a shareholder of the Company, owns 25% of a real estate partnership which is subject to a mortgage in favor of the Bank. All loans by the Bank to such persons (i) were made in the ordinary course of business; (ii) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features. As of December 31, 2002, the Bank had total loans and loan commitments outstanding to directors and executive officers and their affiliates of approximately $3.7 million, or approximately 1.4% of total shareholder’s equity at that date.

Report of the Audit Committee of the Board of Directors

                 The Audit Committee of the Board of Directors of the Company is comprised of three independent directors appointed by the Board of Directors (each of whom is independent under applicable rules of the National Association of Securities Dealers) and operates under a charter which was adopted in 2001. The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company’s independent accountants.

                  Management is responsible for the Company’s internal accounting and financial controls and the financial reporting process. The Company’s independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuance of a report thereon. The Committee’s responsibility is to monitor and oversee these processes and report its findings to the full Board.

                 In overseeing the preparation of the Company’s financial statements, the Committee met with both management and the Company’s independent accountants to review and discuss all financial statements included in reports of the Company prior to their issuance and to discuss significant accounting issues. Management represented to the Committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee’s review included discussion with the outside accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

                 With respect to the Company’s outside accountants, the Committee discussed with KPMG LLP matters relating to its independence, including the disclosures made to the Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and whether the additional services provided by KPMG LLP to the Company were compatible with maintaining their independence. The Committee determined that such services were so compatible.

                  The Committee monitored the scope and adequacy of the Company’s internal auditing program, including proposals for adequate staffing and to strengthen internal procedures and controls where appropriate.

                  On the basis of the foregoing described reviews and discussions, the Committee recommended to the Board of Directors that the Board approve for inclusion of the Company’s audited financial statements in the Company’s Annual Report in Form 10-KSB for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

               Members of the Audit Committee

                 Charles S. Crow, III, William M. Rue and Frank E. Walsh, III

Audit and Related Fees

                  Audit Fees. The aggregate fees billed by KPMG LLP for professional services for the audit of the Company’s annual consolidated financial statements for fiscal 2002 and the review of the financial statements included in the Form 10-KSB for fiscal 2002 were $60,500.00.

                  Financial Information Systems Design and Implementation Fees. There were no fees billed by KPMG LLP to the Company for financial information systems design and implementation fees for fiscal 2002.

                  All Other Fees. The aggregate fees billed to the Company for all other services rendered by KPMG LLP for fiscal 2002 were $3,000.00. Such audit related services pertained to the issuance of KPMG LLP’s consent related to the Company’s filing of its 2002 Form 10-KSB. The Audit Committee has considered the compatibility of non-audit services with the accountants’ independence.

Required Vote

                 The Director will be elected by a plurality of the votes cast at the Annual Meeting whether in person or by Proxy.

               THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF ITS NOMINEE FOR DIRECTOR.

PROPOSAL— RELATIONSHIP WITH INDEPENDENT
CERTIFIED PUBLIC ACCOUNTANTS

                  The firm of KPMG LLP, independent certified public accountants, has audited the books and records of the Company for 2002. The Board has selected KPMG LLP as the Company’s independent certified public accountants for the 2003 fiscal year. This selection is being presented to the stockholders for ratification at the Annual Meeting. KPMG LLP has advised the Company that one or more of its representatives will be present at the Annual Meeting to make a statement if they so desire and to respond to appropriate questions.

Required Vote

                 The affirmative vote of the majority of votes cast is required to ratify the Board’s selection of an auditor.

               THE BOARD UNANIMOUSLY RECOMMENDS RATIFICATION OF THE SELECTION OF KPMG LLP AS INDEPENDENT AUDITORS FOR 2003.

OTHER MATTERS

                 The Board is not aware of any other matters that may come before the Annual Meeting. However, in the event such other matters come before the meeting, the persons named on the white proxy card will have the discretion to vote on those matters using their best judgment.

ADDITIONAL INFORMATION

Shareholder Proposals and Shareholder Nomination

                 Proposals of shareholders to be included in the Company’s 2004 proxy material must be received by the Secretary of the Company no later than November 28, 2003.

                 Shareholders are urged to sign the enclosed Proxy, which is solicited on behalf of the Board, and return it in the enclosed envelope.

                 Greater Community Bancorp, a shareholder of the Company, has stated orally and in writing to the Board that it plans to nominate a director to run in opposition to management’s nominee for director at the Annual Meeting.

By Order of the Board of Directors Robert F. Mangano President and Chief Executive Officer

A COPY OF THE ANNUAL REPORT TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2002 ACCOMPANIES THIS PROXY STATEMENT. THE ANNUAL REPORT IS A COMBINED REPORT WITH THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2002 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY WILL PROVIDE COPIES OF THE EXHIBITS TO THE FORM 10-KSB UPON PAYMENT OF A REASONABLE FEE, UPON RECEIPT OF A REQUEST ADDRESSED TO THE CORPORATE SECRETARY, 1ST CONSTITUTION BANCORP, 2650 ROUTE 130 NORTH, CRANBURY, NEW JERSEY 08512.

1ST CONSTITUTION BANCORP
Proxy Solicited on Behalf of the Board of Directors
for the Annual Meeting of Stockholders on May 15, 2003

The undersigned hereby appoints Robert F. Mangano and Joseph M. Reardon and each of them, with full power of substitution, as attorneys and proxies for the undersigned, to attend the annual meeting of shareholders of 1st Constitution Bancorp (the “Company”), to be held at 4:00 p.m. Eastern Time, on May 15, 2003, at Forsgate Country Club, 375 Forsgate Drive, Monroe Township, New Jersey, or any adjournment thereof, and to vote the number of shares of common stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows:

1.	☐ For
☐ Withhold Authority,
to vote for the following nominee for election as director of the Company:

Charles S. Crow, III

2.	Ratify selection of KPMG LLP as independent auditor of the Company.

☐ For
☐ Against
☐ Abstain

3.	In their discretion, on the conduct of other business if properly raised.

                  The Proxies will vote as specified herein or, if a choice is not specified, they will vote “For” the nominee listed in Item 1 and “For” the proposal set forth in Item 2, and “For” the conduct of other business if properly raised.

                This Proxy is solicited by the Board of Directors of the Company.

Date: _________________, 2003

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(Signatures)
(Please sign exactly as your names appear hereon,
indicating, where proper, official position or
representative capacity.)